UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 12, 2011, Colfax Corporation (“Colfax”) announced that it has reached an agreement with Charter International plc (“Charter”) under which Colfax would acquire Charter for 910 pence ($14.45) per Charter share, comprised of 730 pence in cash and a fixed ratio of 0.1241 Colfax common shares (the "Acquisition").  The Acquisition will be financed by Colfax with a combination of balance sheet cash, new bank debt and new equity.  The new equity of $805 million includes preferred stock as well as common stock with the common stock having a purchase price of $23.04 per share, which was the closing price of Colfax’s common stock at the close of business on the trading day prior to the announcement.  The new bank debt will be arranged by Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., from which Colfax has received $2.1 billion in firm commitments.  It is intended that the Acquisition will be implemented by a court-sanctioned scheme of arrangement under the laws of Jersey and is subject to the approval of both Colfax and Charter’s shareholders, court approval in Jersey and other terms and conditions set out in the announcements described further below.

On the same date, Colfax and Charter issued an announcement to Charter's shareholders describing the terms of the agreement for the Acquisition, as required under Rule 2.5 of the City Code on Takeovers and Mergers.   Further, Colfax released a press release on September 12, 2011 regarding the Acquisition.

Information relating to the Acquisition is included in Colfax's press release and the Rule 2.5 announcement, which are attached as Exhibit 99.1 and Exhibit 99.2  hereto. Investor presentations relating to the Acquisition are also attached as Exhibit 99.3 and Exhibit 99.4 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Colfax Corporation press release dated September 12, 2011, announcing the agreement to acquire Charter International

99.2	Rule 2.5 Announcement, dated September 12, 2011

99.3	Presentation to investors (U.S.), dated September 12, 2011

99.4	Presentation to investors (U.K.), dated September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: September 12, 2011	By:	/s/ C. SCOTT BRANNAN
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Colfax Corporation press release dated September 12, 2011, announcing the agreement to acquire Charter International.

99.2	Rule 2.5 Announcement, dated September 12, 2011

99.3	Presentation to investors (U.S.), dated September 12, 2011

99.4	Presentation to investors (U.K.), dated September 12, 2011